Exhibit 99.1

CONSENT OF INDEPENDENT VALUER

We hereby consent to the references to our name and the opinions we have delivered to Hines Global REIT, Inc. and the description of our role in the valuation process of the domestic properties owned by Hines Global REIT, Inc. and its subsidiaries (collectively, the "Company") being included or incorporated by reference in the Registration Statement on Form S-3 (No. 333-195478) of Hines Global REIT, Inc., and the related Prospectus, by being filed on a Current Report on Form 8-K of Hines Global REIT, Inc. on February 27, 2018.

In giving such consent, we do not thereby admit we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

/s/ Cushman & Wakefield, Inc.
Cushman & Wakefield, Inc.
February 27, 2018